Exhibit 10.18

                          STRATEGIC ALLIANCE AGREEMENT

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This Strategic Alliance Agreement is made and entered into this 1st day of
November,2004 by and between G. Gekko Enterprises ("GEKKO"), and GeneThera, Inc.
(GTHA), 3930 Youngfield Street, Wheat Ridge, CO 80033.

WITNESSETH:

      WHEREAS, GTHA desires to engage GEKKO to provide the services as set forth in this Agreement, and

      WHEREAS, GEKKO is agreeable to provide these services.

      NOW THEREFORE, in consideration of the mutual promise made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. ENGAGEMENT

GTHA hereby retains GEKKO to provide those services as defined herein and GEKKO hereby agrees to the appointment on the terms and conditions hereinafter set forth and agrees to use commercially reasonable efforts in providing said services.

II. INDEPENDENT CONTRACTOR

GEKKO shall be, and in all respects be deemed to be, an independent contractor in the performance of its duties hereunder.

      A. GTHA shall be solely responsible for making all payments to and on behalf of its employees and GEKKO shall in no event be liable for any debts or other liabilities of.

      B. GEKKO shall not have or be deemed to have, fiduciary obligations or duties to, and shall be able to pursue, conduct and carry on for its own account (or for the account of others) such activities, ventures, businesses and other pursuits as GEKKO in its sole, absolute and unfettered discretion, may elect.

      C. Notwithstanding the above, no activity, venture, business or other pursuit of GEKKO, during the term of this Agreement shall conflict with GEKKO's obligations under this Agreement.


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III. SERVICES

GEKKO agrees to provide the following services, hereinafter collectively referred to as "Services":

SEE STRATEGIC ALLIANCE SUMMARY (EXHIBIT A) ATTACHED AND MADE A PART HEREOF.

      A. GEKKO shall devote such time and efforts, as it deems commercially reasonable, under the circumstances to the affairs of, as is reasonable and adequate to render the Services contemplated by this Agreement.

      B. GEKKO cannot guarantee results on behalf of, but shall pursue all reasonable avenues available through its network of contacts. The acceptance and consumption of any transaction is subject to acceptance of the terms and conditions by in its sole discretion.

      C.    In conjunction with the Services, GEKKO agrees to:

            1. Make itself available at the offices of or at another mutually agreed upon place, during normal business hours, for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling.

            2. Make itself available for telephone conferences with the principal officer(s) of during normal business hours.

IV. EXPENSES

It is expressly agreed and understood that each party shall be responsible for its own normal and reasonable out-of-pocket expenses.

V. COMPENSATION

      A. In consideration for the services, agrees that GEKKO shall be entitled to compensation as follows:

SEE STRATEGIC ALLIANCE CONFIDENTIAL TERM SHEET (EXHIBIT A) ATTACHED AND MADE A PART HEREOF.

VI. TERM AND TERMINATION

The term of the Agreement will be for 12 months unless terminated sooner. This Agreement may be renewed upon mutual, written agreement of the parties. Either party may terminate this agreement at any time with 90 days written notice.

VII. LEGAL COMPLIANCE

GTHA agrees that it will put in place, if it has not already done so, policies and procedures relating to and addressing, with the commercially reasonable intent to ensure compliance with, applicable securities laws, rules and regulations, including, but not limited to:

      A.    The use, release or other publication of forward-looking statements.


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      B.    Disclosure requirements regarding the required disclosure of the nature and terms of GEKKO's relationship with, including, but not limited to press releases, publications on its web site, letters to investors and telephone or other personal communication with potential or current investors.

      C. No press releases or any other forms of communication to third parties, which mention both GEKKO ENTERPRISES and GTHA, shall be released without the prior written consent and approval of both GEKKO and GTHA.

      D. EXECUTION. The execution, delivery and performance of this Agreement, in the time and manner herein specified will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either GTHA or GEKKO is a party or by which either entity may be bound or affected.

      E. TIMELY APPRISALS. GTHA shall use its commercially reasonable efforts to keep GEKKO up to date and apprised of all business, market and legal developments related to and its relationship to GEKKO.

      F. CORPORATE AUTHORITY. Both GTHA and GEKKO have full legal authority to enter into this Agreement and perform the same in the time and manner contemplated.

      G. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

      H. GTHA will cooperate with GEKKO and will promptly provide GEKKO with all pertinent materials and requested information in order for GEKKO to perform its Services pursuant to this Agreement.

      I. When delivered, the shares of GTHA Common Stock shall be duly and validly issued, fully paid and non-assessable.

      J. GEKKO represents to GTHA that a) it has the experience and ability as may be necessary to perform all the required, b) all Services will be performed in a professional manner, and c) all individuals it provides to perform the Services will be appropriately qualified and subject to appropriate agreements concerning the protection of trade secrets and confidential information of which such persons may have access to over the term of this Agreement.

      K. Until termination of the engagement, GTHA will notify GEKKO promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of.

VIII. CONFIDENTIAL DATA

      A. GEKKO shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of GTHA, obtained by GEKKO as a result of its engagement hereunder, unless authorized, in writing by GTHA. GEKKO


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            represents and warrants that it has established appropriate internal procedures for protecting the trade secrets and confidential information of, GTHA including, without limitation, restrictions on disclosure of such information to employees and other persons who may be engaged in such information to employees and other persons who may be engaged in rendering services to any person, firm or entity which may be a competitor of.

      B. GTHA shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of GEKKO obtained as a result of its engagement hereunder, unless authorized, in writing, by GEKKO.

      C. GEKKO shall not be required in the performance of its duties to divulge to GTHA, or any officer, director, agent or employee of GTHA, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such person, firm or entity which may be a competitor or potential competitor of) which GEKKO may have or be able to obtain other than as a result of the relationship established by this Agreement.

IX. OTHER MATERIAL TERMS AND CONDITIONS

      A.    INDEMNITY.

            1. GEKKO shall indemnify, defend and hold harmless GTHA from and against any and all losses incurred by GTHA which arise out of or result from misrepresentation, breach of warranty or breach or non- fulfillment of any covenant contained herein or Schedules annexed hereto or in any other documents or instruments furnished by GEKKO pursuant hereto or in connection with this Agree

            2. GTHA shall indemnify, defend and hold harmless GEKKO from and against any and all losses incurred by GEKKO which arise out of or result from misrepresentation, breach of warranty or breach or non-fulfillment of any covenant contained herein or Schedules annexed hereto or in any other documents or instruments furnished by GTHA pursuant hereto or in connection with this Agreement.

      B. PROVISIONS. Neither termination nor completion of the assignment shall affect the provisions of this Agreement, and the Indemnification Provisions that are incorporated herein, which shall remain operative and in full force and effect.

      C. ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

      D. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.


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      E.    ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assignees of the parties and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of GEKKO under this Agreement may not be assigned or delegated without the prior written consent of GTHA and any such purported assignment shall be null and void. Notwithstanding the foregoing, GEKKO may assign this Agreement or any portion of its Compensation as outlined herein to its subsidiaries in its sole discretion.

      F. ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement.

      G. ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

      H. NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the addresses appearing herein, and shall count from the date of mailing or the validated air bill.

      I. MODIFICATION AND WAVIER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

      J. INJUNCTIVE RELIEF. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, GTHA and GEKKO hereby agree, consent and acknowledge that, in the event of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which the non-breaching party may have at law or in equity.

      K. ATTORNEY'S FEES. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed


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            in connection with the matters involved, including those related to any appeal to the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.



APPROVED AND AGREED:

G. GEKKO ENTERPRISES                      GENETHERA, INC

By:  /s/ John Blount                  By:   /s/ Antonio Milici
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     John Blount                          Dr. Tony Milici
     CEO                                  Chairman of the Board, President, CEO



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                                    Exhibit A
                        GeneThera / G. Gekko Enterprises

                                   TERM SHEET


              IMMEDIATE LAUNCH OF GENETHERA, INC.'S TECHNOLOGIES IN

                              NORTH AMERICA AND UK

GeneThera, Inc. (GTHA) has conceived and developed effective diagnostics for Bovine Spongiform Encephalopathy (BSE) and for Chronic Wasting Disease (CWD) and wishes to exploit these inventions in the North American and UK markets.

GEKKO Corporation (GEKKO) will assist GeneThera in exploiting diagnostic and therapeutic technologies, patent(s) and trademark(s), relating to the diagnostics and therapeutics, by seeking suitable agreements with potential distributors and/or licensees. In particular, GEKKO will use its commercially reasonable efforts to select potentially suitable and credible organizations primarily in North America and the UK, approach them, introduce GeneThera and assist GeneThera in securing one or more distribution and/or licence agreements.


Phase I
The first phase will be to identify and target suitable distributors and/or licensees and establish a dialogue with them.

Phase II
The second phase will be to negotiate and conclude suitable agreements with the approval of GeneThera to bring to GeneThera prospective distributors and licensees for distribution of the BSE diagnostic to the North American and UK markets.

TERMS

GEKKO will inform GeneThera of all activities and progress, and GeneThera will inform GEKKO promptly if GeneThera starts any substantive negotiations without GEKKO's assistance with any parties with whom GeneThera does not wish GEKKO to be involved.

GeneThera reserves the right not to negotiate with parties introduced by GEKKO. GEKKO has no authority to enter into any transaction on behalf of GeneThera without written permission of GeneThera and this agreement does not constitute a partnership between GeneThera and GEKKO.

GeneThera shall not seek to negotiate with parties introduced by GEKKO for a period of two years after GEKKO has first introduced GeneThera to GEKKO's contact. If GeneThera has a pre-existing relationship with GEKKO's contact (prior to GEKKO's introduction to GeneThera), this section of this agreement does not apply.


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GEKKO will supply information about opportunities to GeneThera in good faith but without liability for the accuracy of any information as supplied. GEKKO does not purport to offer financial advice of any kind. GeneThera will be responsible for exercising due diligence in the evaluation of any opportunity prior to entering into any agreements and undertakes to secure professional advice with respect to financial and legal matters.

The term of this agreement, renewable upon mutual agreement, is for one year only and may be cancelled with 60 days notice by either party (except for GeneThera's liability to pay GEKKO's bonus on any agreement for which GEKKO or one of its Associates had provided an introduction, or on which GEKKO had provided assistance, which would not be subject to such notice).


COMPENSATION

In consideration for providing these Services, GeneThera shall pay GEKKO 325,000 unregistered shares of GTHA common stock upon the execution of this Strategic Alliance Agreement.

It is expressly agreed and understood that GEKKO and GeneThera will be responsible for their own normal and reasonable out-of-pocket expenses for the fulfillment of this contract.

APPLICABLE LAW

This agreement is subject to the laws of the State of Colorado. It supersedes all previous oral or written agreements between the parties, in respect to its subject matter




                                            GeneThera, Inc.
EKKO Corporation                            Antonio Milici, Ph.D.
                                            CEO
EO

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Date:______________________________         Date:______________________________


By:____________________________

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